                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2003

                         Callisto Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                333-63474           65-110840
(State or other jurisdiction            (Commission         IRS Employer
of incorporation or organization)       File Number)        Identification No.)

                        420 Lexington Avenue, Suite 2500
                            New York, New York 10170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (212) 297-0010





          (Former name or former address, if changed since last report)

                                Explanatory Note



This Current Report on Form 8-K/A is being filed to amend the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2003 to replace the financial statements filed under Item 7(a) and (b) in their entirety with the attached financial statements.


The balance sheets of Callisto Pharmaceuticals, Inc. ("Callisto") as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002 and 2001 and for the period from June 5, 1996 (inception) to December 31, 2002 have been restated to reflect the following:


         (i) The purchase of Webtronics for $400,000 in 2002 was recorded as an investment on the previously issued balance sheet as of December 31, 2002. In these restated financial statements Callisto has recorded the purchase price as a cost of becoming a public company, however because there was no capital raised at the time, the amount was charged to general and administrative expense in 2002.


         (ii) Patent costs were previously capitalized and amortized over the life of the patent. Callisto has never had any commercial biopharmaceutical products, and does not expect to have such for several years, if at all. The amount incorrectly capitalized, net of accumulated amortization, on the previously issued balance sheet as of December 31, 2002 was $461,961. On a restated basis, Callisto has recorded additional research and development expense of $19,733, $106,632 and $461,961, respectively, for the twelve months ended December 31, 2002 and 2001 and for the period from June 5, 1996 (inception) to December 31, 2002.


         (iii) Stock-based compensation from June 5, 1996 (inception) to December 31, 2002 had not been recorded. A review of stock and option records back to inception, together with a re-assessment of the facts and circumstances at the time, indicated a need to record stock-based compensation expense. Stock-based compensation expense for the years ended December 31, 2002 and 2001 and for the period from June 5, 1996 (inception) to December 31, 2002 was $332, $22,155 and $4,784,556, respectively.

     Item 7 - Financial Statements and Exhibits.


Included in the Form 8-K filed by the Registrant on May 15, 2003 were the financial statements of Synergy Pharmaceuticals Inc. ("Synergy") as it was originally determined to constitute an acquisition of a business. Subsequently it was determined that this transaction constituted an acquisition of assets which does not require the filing of the financial statements of Synergy. With respect to pro forma financial statements that are required for a significant acquisition of assets, because the terms of the acquisition, the consideration paid, the accounting treatment and the pro forma effects of such have been disclosed in Footnote # 4 to the financial statements of the Registrant as of December 31, 2003 and for the years ended December 31, 2003 and 2002 as filed in Form 10-KSB with the SEC on April 14, 2004, the Registrant has determined that it is not meaningful or necessary to include any pro forma financial information in this amended Form 8-K.


(a) Index to Financial Statements




                                                                          Page

Report of Independent Certified Public Accountants                         F-2

Balance Sheets as of December 31, 2002 and 2001                            F-3

Statements of Operations for the years ended
    December 31, 2002 and 2001, and for the period from June 5, 1996
    (inception) to December 31, 2002                                       F-4

Statements of Changes in Stockholders' Equity for the period from
    June 5, 1996 (inception) to December 31, 2002                          F-5

Statements of Cash Flows for the years ended December 31, 2002 and 2001, and for the period from June 5, 1996 (inception)
    to December 31, 2002                                                   F-6

Notes to financial statements                                              F-7

               Report of Independent Certified Public Accountants

Board of Directors
Callisto Pharmaceuticals, Inc.
New York, New York

We have audited the accompanying balance sheets of Callisto Pharmaceuticals, Inc. (a development stage company) (the "Company") as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and for the period from June 5, 1996 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callisto Pharmaceuticals, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended and for the period from June 5, 1996 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States.

These financial statements, which were previously audited by other auditors, have been restated as described in Note 10.



/s/ BDO Seidman, LLP
--------------------

New York, New York
April 8, 2004

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)
                        BALANCE SHEETS as of December 31,
                                   (Restated)



                                     ASSETS


                                                        2002           2001
Current assets:
      Cash and cash equivalents                     $ 2,223,462    $ 3,627,479
      Prepaid expenses                                   28,456         19,660
                                                    -----------    -----------
                                                      2,251,918      3,647,139

Equipment, net                                           19,781          4,530
                                                    -----------    -----------
                                                    $ 2,271,699    $ 3,651,669
                                                    ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable and accrued expenses         $   442,834    $   138,171


Stockholders' equity:
      Preferred stock $.0001 par value 20,000,000
       shares authorized, 4,235,299 issued and
       outstanding                                          423            423
      Common stock, $.0001 par value, authorized
       60,000,000 shares, 13,083,695 outstanding
       at December 31, 2002 and 2001                      1,307          1,307
      Additional paid-in-capital                     14,538,618     14,538,618
      Unamortized deferred stock based
       compensation                                         ---           (332)
      Deficit accumulated during the development
       stage                                        (12,711,483)   (11,026,518)
                                                    -----------    -----------
                                                      1,828,865      3,513,498
                                                    -----------    -----------
                                                    $ 2,271,699    $ 3,651,669
                                                    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (Restated)


                                                                                              For the
                                                                                            Period from
                                                                  For the year              June 5, 1996
                                                                ended December 31,         (Inception) to
                                                          ----------------------------       December 31,
                                                             2002             2001               2002
                                                          -----------      -----------      ------------
Revenues                                                  $       ---      $       ---      $        ---

Costs and Expenses:
   Research and development                                   491,430          653,402         3,529,491
   General and administrative                               1,227,699          938,893         4,854,268
   Stock-based compensation                                       332           22,155         4,784,556
                                                          -----------      -----------      ------------
Loss from operations                                       (1,719,461)      (1,614,450)      (13,168,315)

  Interest income                                              34,496          182,404           456,832
                                                          -----------      -----------      ------------
Net loss                                                  $(1,684,965)     $(1,432,046)     $(12,711,483)
                                                          ===========      ===========      ============

Weighted average shares outstanding:
   Basic and diluted                                       17,318,994       17,318,994
Net loss per common share: Basic and diluted              $     (0.10)     $    (0. 08)


   The accompanying notes are an integral part of these financial statements.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (Restated)



                                                                                          Unamortized     Deficit
                                              Preferred              Common                 Deferred    Accumulated
                                                Stock                Stock     Additional    Stock       during the      Total
                                     Preferred   Par      Common      Par       Paid-in      Based       Development   Stockholders
                                       Shares   Value     Shares     Value      Capital   Compensation     Stage         Equity


Balance at inception, June 5, 1996          ---   $---          ---   $  ---   $       ---   $    ---    $        ---    $      ---
                                      ---------   ----   ----------   ------   -----------   --------    ------------    ----------

  Net loss for the period                   ---    ---          ---      ---           ---        ---        (404,005)     (404,005)

  Issuance of founder shares                ---    ---    2,642,500      264           528        ---            ---            792

  Common stock issued                       ---    ---    1,356,194      136           272        ---            ---            408

  Common stock issued via private
   placement                                ---    ---    1,366,667      137     1,024,863        ---             ---     1,025,000
                                      ---------   ----   ----------   ------   -----------   --------    ------------    ----------

Balance, December 31, 1996                  ---    ---    5,365,361      537     1,025,663        ---        (404,005)      622,195

  Net loss for the year                     ---    ---          ---      ---           ---        ---        (894,505)     (894,505)

  Common stock issued via private
   placement                                ---    ---    1,442,667      144     1,081,855        ---             ---     1,081,999
                                      ---------   ----   ----------   ------   -----------   --------    ------------    ----------

Balance, December 31, 1997                  ---    ---    6,808,028      681     2,107,518        ---      (1,298,510)      809,689

  Net loss for the year                     ---    ---          ---      ---           ---        ---      (1,484,438)   (1,484,438)

  Amortization of  stock based
   compensation                             ---    ---          ---      ---        52,778        ---             ---        52,778

  Common stock issued via private
   placement                                ---    ---    1,416,667      142     1,062,358        ---             ---     1,062,500

  Common stock issued for services          ---    ---      788,889       79       591,588        ---             ---       591,667

  Common stock repurchased and
   cancelled                                ---    ---     (836,792)     (84)      (96,916)       ---             ---       (97,000)
                                      ---------   ----   ----------   ------   -----------   --------    ------------    ----------

Balance, December 31, 1998                  ---    ---    8,176,791      818     3,717,326        ---      (2,782,948)      935,196

  Net loss for the year                     ---    ---          ---      ---           ---        ---      (4,195,263)   (4,195,263)

  Deferred Compensation - stock
   options                                  ---    ---          ---      ---         9,946     (9,946)            ---           ---

  Amortization of  stock based
   compensation                             ---    ---          ---      ---           ---      3,262             ---         3,262

  Common stock issued for services          ---    ---          ---      ---     3,168,832        ---             ---     3,168,832

  Common stock issued via private
   placement                                ---    ---      346,667       34       259,966        ---             ---       260,000
                                      ---------   ----   ----------   ------   -----------   --------    ------------    ----------

Balance, December 31, 1999                  ---    ---    8,523,458      852     7,156,070     (6,684)     (6,978,211)      172,027

  Net loss for the year                     ---    ---          ---      ---           ---        ---      (2,616,261)   (2,616,261)

  Amortization of stock based
   compensation                             ---    ---          ---      ---           ---      4,197             ---         4,197

  Common stock  issued                      ---    ---    4,560,237      455       250,889        ---             ---       251,344

  Other                                     ---    ---          ---      ---           432        ---             ---           432

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)
            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (Continued)
                                   (Restated)

                                                                                          Unamortized     Deficit
                                              Preferred              Common                 Deferred    Accumulated
                                                Stock                Stock     Additional    Stock       during the      Total
                                     Preferred   Par      Common      Par       Paid-in      Based       Development   Stockholders
                                       Shares   Value     Shares     Value      Capital   Compensation     Stage         Equity


  Preferred shares issued             3,485,299    348          ---      ---     5,986,302       ---             ---      5,986,650

  Preferred stock issued for
   services                             750,000     75          ---      ---     1,124,925        ---             ---     1,125,000
                                      ---------   ----   ----------   ------   -----------   --------    ------------    ----------

Balance, December 31, 2000            4,235,299    423   13,083,695    1,307    14,518,618     (2,487)     (9,594,472)    4,923,389

  Net loss for the year                     ---    ---          ---      ---           ---        ---      (1,432,046)   (1,432,046)

  Deferred Compensation - stock
   options                                  ---    ---          ---      ---        20,000    (20,000)            ---           ---

 Amortization of stock based
  compensation                              ---    ---          ---      ---           ---     22,155             ---        22,155
                                      ---------   ----   ----------   ------   -----------   --------    ------------    ----------

Balance, December 31, 2001            4,235,299    423   13,083,695    1,307    14,538,618       (332)    (11,026,518)    3,513,498

 Net loss for the year                      ---    ---          ---      ---           ---        ---      (1,684,965)   (1,684,965)

 Amortization of stock based
  compensation                              ---    ---          ---      ---           ---        332             ---           332
                                      ---------   ----   ----------   ------   -----------   --------    ------------    ----------

Balance, December 31, 2002            4,235,299   $423   13,083,695   $1,307   $14,538,618   $    ---    ($12,711,483)   $1,828,865)
                                      =========   ====   ==========   ======   ===========   ========    ============    ==========

   The accompanying notes are an integral part of these financial statements.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Restated)


                                                                                              Period from
                                                                                              June 5, 1996
                                                            Year ended December 31,         (Inception) to
                                                            -----------------------          December 31,
                                                              2002                2001          2002
                                                            ------------    ------------    ------------
Cash flows from operating activities:
      Net loss                                              $ (1,684,965)   $ (1,432,046)   $(12,711,483)
      Adjustments to reconcile net loss to net cash
        used in operating activities:
            Depreciation and amortization                          6,778           2,118          10,394
            Stock based compensation expense                         332          22,155       4,784,556
      Changes in operating assets and liabilities:
            Prepaid expenses                                      (8,796)        (19,854)        (28,456)
            Accounts payable and accrued expenses                 304,663         107,173         443,266
                                                            ------------    ------------    ------------
                  Total adjustments                              302,977         111,592       5,209,760
                                                            ------------    ------------    ------------
            Net cash used in operating activities             (1,381,988)     (1,320,454)     (7,501,723)
                                                            ------------    ------------    ------------

Cash flows from investing activities:
            Acquisition of equipment                             (22,029)              -         (30,175)
                                                            ------------    ------------    ------------
            Net cash used in investing activities                (22,029)              -         (30,175)
                                                            ------------    ------------    ------------
Cash flows from financing activities:
     Net proceeds from issuance stock, net of repurchases              -               -       9,755,360
                                                            ------------    ------------    ------------
     Net cash provided by financing activities                         -               -       9,755,360
                                                            ------------    ------------    ------------
Net increase (decrease) in cash and
cash equivalents                                              (1,404,017)     (1,320,454)      2,223,462
Cash and cash equivalents at beginning of year                 3,627,479       4,947,933               -
                                                            ------------    ------------    ------------
Cash and cash equivalents at end of year                    $  2,223,462    $  3,627,479    $  2,223,462
                                                            ============    ============    ============
Supplementary disclosure of cash flows information:
      Cash paid for taxes                                   $     13,487    $     11,863    $     36,478
                                                            ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

1. Business overview:

Callisto Pharmaceuticals, Inc. ("Callisto" or "Old Callisto") is a development stage biopharmaceutical company, whose primary focus is on biopharmaceutical product development. See footnote 4 for a complete description of a recent business combination and basis of presentation. Since inception in June of 1996 our efforts have been principally devoted to research and development, securing and protecting our patents and raising capital. From inception through December 31, 2002, Callisto has sustained cumulative net losses of $12,711,483. Callisto's losses have resulted primarily from expenditures incurred in connection with research and development activities, application and filing for regulatory approval of our proposed products, stock based compensation expense, patent filing and maintenance expenses, outside accounting and legal services and regulatory, scientific and financial consulting fees. From inception through December 31, 2002 Callisto has not generated any revenue from operations, expects to incur additional losses to perform further research and development activities and does not currently have any commercial biopharmaceutical products, and does not expect to have such for several years, if at all.

Callisto's product development efforts are thus in their early stages and Callisto cannot make estimates of the costs or the time it will take to complete. The risk of completion of any program is high because of the many uncertainties involved in bringing new drugs to market including the long duration of clinical testing, the specific performance of proposed products under stringent clinical trial protocols, the extended regulatory approval and review cycles, the nature and timing of costs and competing technologies being developed by organizations with significantly greater resources.

2. Basis of presentation:

The accompanying financial statements of Callisto have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

3. Summary of significant accounting policies

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - Cash and cash equivalents consist of short term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost.

Fair value of financial instruments - Callisto's financial instruments consist of cash and accounts payable. These financial instruments are stated at their respective carrying values which are equivalent to fair value due to their short term nature.

Business concentrations and credit risks - All of Callisto's cash and cash equivalents as of December 31, 2002 and 2001 are on deposit with one major money center financial institution. Deposits at any point in time may exceed federally insured limits.

Accounting for stock based compensation - Callisto has adopted Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation". As provided for by SFAS 123, Callisto has also elected to continue to account for its stock-based compensation programs according to the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees ("APB 25")." Accordingly, compensation expense has been recognized to the extent of employee or director services rendered based on the intrinsic value of stock options granted under the plans.

Recent accounting pronouncement - In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual (see below) and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

Had compensation cost for stock options granted to employee and directors been determined based upon the fair value at the grant date for awards, consistent with the methodology prescribed under SFAS 123, Callisto's net loss would have been as follows:


                                                               Years ended December 31,
                                                         --------------------------------
                                                             2002                2001
                                                         -----------          -----------
Net loss, as reported                                    $(1,684,965)         $(1,432,046)

Add: Stock-based employee compensation expense
recorded under APB No. 25 intrinsic method                       ---               20,000

Deduct: Stock-based employee compensation
expense determined under fair value based method
for all employee awards                                          ---             (198,114)

                                                         -----------          -----------
Pro forma net loss                                       $(1,684,965)         $(1,610,160)
                                                         ===========          ===========

Net loss per share:
     Basic and diluted - as reported                     $     (0.10)               (0.08)
                                                         ===========          ===========

     Basic and diluted - pro forma                       $     (0.10)         $     (0.09)
                                                         ===========          ===========


The fair value of the options granted to employees during 2001 ranged from $0.00 to $0.50 on the date of grant using the Black-Scholes methodology. The following weighted average assumptions were used for determining fair value in 2002 and 2001: no dividend yield, expected volatility of 0%, risk free interest rate of 4.50% and expected lives of 7 to 10 years.

Net Loss per Share - Basic and diluted net loss per share is presented in conformity with SFAS No. 128, "Earnings per Share", for all periods presented. In accordance with SFAS No. 128, basic and diluted net loss per common share was determined by dividing net loss applicable to common stockholders by the weighted-average common shares outstanding during the period. Diluted weighted-average shares are the same as basic weighted-average shares since the inclusion of issuable shares pursuant to the exercise of stock options, would have been antidilutive.

Research and development - Callisto does not currently have any commercial biopharmaceutical products, and does not expect to have such for several years, if at all and therefore research and development costs are expensed as incurred. These include expenditures in connection with an in-house research and development laboratory, salaries and staff costs, application and filing for regulatory approval of our proposed products, patent filing and maintenance expenses, regulatory and scientific consulting fees as well as contract research and royalty payments to outside research suppliers, facilities and universities. In addition 100% of the salary of Callisto's Chief Executive Officer was also included in research and development expense during the twelve months ended December 31, 2002 and 2001 due to his extensive involvement with Callisto's product development efforts.

Income taxes - Income taxes are accounted for under the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or the entire deferred tax asset will not be realized.

4. Merger and consolidation:

In March 2002, Old Callisto purchased 99.7% of the outstanding common shares of Webtronics, Inc., ("Webtronics") a public company for $400,000. Webtronics was incorporated in Florida on February 2, 2001 and had limited operations during the year ended December 31, 2002. The purchase price of Webtronics was treated as a cost of becoming a public company, however because there was no capital raised at the time, the amount was charged to general and administrative expense during the year ended December 31, 2002.

On April 30, 2003, pursuant to an Agreement and Plan of Merger dated March 10, 2003, as amended April 4, 2003, Synergy Acquisition Corp., a wholly-owned subsidiary of Webtronics merged into Synergy Pharmaceuticals Inc. ("Synergy") and Callisto Acquisition Corp., a wholly-owned subsidiary of Webtronics merged into Old Callisto (collectively, the "Merger"). As a result of the Merger, Old Callisto and Synergy became wholly-owned subsidiaries of Webtronics. In connection with the Merger Webtronics issued 17,318,994 shares of its common stock in exchange for outstanding Old Callisto common stock and an additional 4,395,684 shares in exchange for outstanding Synergy common stock. Subsequently, 171,818 shares of common stock issued to former Synergy shareholders were returned to Callisto under the terms of certain indemnification agreements. The Merger was accounted for as a recapitalization of Old Callisto by an exchange of Webtronics common stock for the net assets of Old Callisto consisting primarily of cash and fixed assets. Old Callisto then changed its name to Callisto Research Labs, LLC and Webtronics changed its name to Callisto Pharmaceuticals, Inc. and changed its state of incorporation from Florida to Delaware. Callisto Pharmaceuticals, Inc. (formerly Webtronics) remains the continuing legal entity and registrant for Securities and Exchange Commission reporting purposes.

The total consideration related to the Merger was allocated in full to the Synergy research and development projects which had not yet reached technological feasibility and having no alternative use was charged to purchased in-process research and development expense during the year ended December 31, 2003.


5. Equipment:

Equipment consists of laboratory, testing and computer equipment, stated at cost, with useful lives ranging from 2-4 years, depreciated on a straight line basis. Depreciation expense for the years ended December 31, 2002 and 2001 and from June 5, 1996 (inception) to December 31, 2002 was $6,778, $2,118 and $10,394, respectively.


                                                           December 31,
                                                   ------------------------
                                                      2002          2001
                                                   ---------     ----------

Equipment                                          $ 30,175       $ 8,146
Less - Accumulated depreciation                     (10,394)       (3,616)
                                                   --------       -------
Equipment, net                                     $ 19,781       $ 4,530
                                                   ========       =======

6. Stock option plan:

In 1996, Callisto adopted an incentive and non-qualified stock option plan (the "Plan") for employees, consultants and outside directors to purchase up to 2,000,000 shares of common stock. The Plan was amended in December 2002 to increase the number of shares authorized under the Plan to 10,000,000. The option term for options granted under the Plan is ten years from date of grant and there were 8,152,941 option shares available for future grants as of December 31, 2002.

Callisto recognizes deferred stock-based compensation expense for the intrinsic value of stock options granted to employees and directors. Deferred stock-based compensation is amortized to stock-based compensation expense over the vesting period of the stock option. During the twelve months ended December 31, 2002, 2001 and for the period from June 5, 1996 (inception) to December 31, 2002 Callisto recognized $332, $22,155 and $4,784,556, respectively, as stock-based compensation expense related to issuance of stock and stock options. At December 31, 2002 and 2001, unamortized deferred stock-based compensation was $0 and $332, respectively.

The following represent options outstanding for the years since June 5, 1996 (inception) through December 31, 2002.


                                                     Number              Exercise Price        Weighted Average
                                                   of Shares             Per Share               Exercise Price
                                                  ----------            --------------         ----------------
Balance, June 5, 1996 (inception)                          0                     $0.00                   $0.00

1996: Granted                                         66,668                     $0.75                   $0.75
                                                  ----------
Balance, December 31, 1996                            66,668                     $0.75                   $0.75

1997: Granted                                        166,668                     $0.75                   $0.75
                                                  ----------
Balance, December 31, 1997                           233,336                     $0.75                   $0.75

1998: Granted                                        264,169                     $0.75                   $0.75
                                                  ----------
Balance, December 31, 1998                           497,505                     $0.75                   $0.75

1999: Granted                                        633,334             $0.75 - $4.90                   $1.92
                                                  ----------
Balance, December 31, 1999                         1,130,839             $0.75 - $4.90                   $1.41

2000: Granted                                        815,666             $2.85 - $6.75                   $3.83
      Forfeitures                                    (15,000)            $        0.75                   $0.75
                                                  ----------
Balance, December 31, 2000                         1,931,505             $0.75 - $6.75                   $2.44

2001: Granted                                        730,000             $1.25 - $6.50                   $2.77
                                                  ----------
Balance, December 31, 2001                         2,661,505             $0.75 - $6.75                   $2.53

2002: Granted                                        330,000             $4.50 - $6.50                   $5.50
                                                  ----------
Balance, December 31, 2002                         2,991,505             $0.75 - $6.75                   $2.86
                                                   =========

Included in the balance at December 31, 2002 were 1,144,446 non-Plan options, all exercisable. Options are exercisable as follows at December 31, 2002:


                                            Options Outstanding                               Options Exercisable
                             ------------------------------------------------------    ------------------------------
                                Number        Weighted Average    Weighted Average      Number       Weighted Average
Exercise Price                of Shares        Remaining Life      Exercise Price      of Shares       Exercise Price
--------------               ----------     -------------------   -----------------    ---------     ----------------
$0.75                           615,839            6.1 years              $0.75           615,839          $0.75
$1.25                           400,000            8.1 years              $1.25           400,000          $1.25
$1.95 - $2.85                 1,129,000            7.3 years              $2.57           999,000          $2.53
$4.90 - $6.75                   846,666            8.4 years              $5.53           306,666          $5.79
                                -------                                                   -------
All options:
$0.75 - $6.75                 2,991,505            7.3 years              $2.86         2,321,505          $2.27
                              =========                                                 =========

7. Income taxes:

At December 31, 2002, Callisto had available Federal net operating tax loss carry forwards of approximately $6,000,000 expiring through 2021 to offset future taxable income. The net deferred tax asset has been fully offset by a valuation allowance due to uncertainties regarding realization of benefits from these future tax deductions. As a result of the change in control provisions of Internal Revenue Code Section 382, a significant portion of these net operating loss carry forwards may be subject to limitation on future utilization.

8. Commitments and contingencies:

On July 25, 2001, Callisto entered into a license agreement to research, develop, sell and commercially exploit certain Rockefeller University licensed patents covering peptides and antibodies useful in treating toxic shock syndrome and septic shock. Callisto will pay Rockefeller a $7,500 annual maintenance fee until the first commercial sale of the product. Callisto will pay royalties of 2% and 0.75% of net sales of product as defined in the agreement and will pay Rockefeller 15% of any sublicense fee paid by sublicensees. The agreement will terminate upon the later of (a) expiration of the last to expire or become abandoned patent right or (b) 20 years after the effective date of the agreement. During the twelve months ended December 31, 2002 and 2001, Callisto paid Rockefeller University $7,500 and $13,918, respectively.

On April 11, 2001, Callisto entered into a license agreement with Dartmouth College to research, develop, manufacture and sell certain Dartmouth patent rights covering a method to enhance antibiotics against Staphylococcus and other bacteria. Callisto was obligated to pay to Dartmouth a minimum annual license fee of $10,000 for 2002; $15,000 for 2003 and $25,000 per annum for 2004 and thereafter. During the twelve months ended December 31, 2002 and 2001 Callisto paid Dartmouth $265,261 and $174,135, respectively, under this agreement. In August 2003, Callisto and Dartmouth entered into a settlement and general release agreement, which terminated this license. Pursuant to the settlement and general release agreement, Callisto paid $42,868 to Dartmouth.

On July 7, 1998 Callisto entered into a Patent License Agreement with the United States Public Health Service ("PHS"), under which Callisto had an exclusive license to make, use, sell, lease, import and export and to otherwise commercially exploit certain licensed patents covering a diagnostic method for detecting obsessive compulsive disorder. Callisto paid an initial license issue royalty fee in the amount of $50,000 in 1998 and during the twelve months ended December 31, 2002 and 2001 Callisto paid royalty fees of $10,000 and $99,754, respectively, under this agreement and minimum annual royalties fees of $10,000 in each year through December 31, 2002. Callisto terminated this agreement by mutual consent in January 2004.

During the years ended December 31, 2002 and 2001 and for the period from June 5, 1996 (inception) to December 31, 2002, Callisto had a month-to-month lease arrangement and total rent expense was $51,856, $30,659 and $119,822, respectively.

9. Stockholders' equity:

During 2000, the Board of Directors approved an increase in the authorized common shares from 35,000,000 shares to 60,000,000 shares and a one-for-three reverse split of the common stock. All share and per share information has been adjusted to reflect the stock split as if it had occurred at the beginning of the earliest period presented. In May 2003, as part of the Merger, the authorized common shares were increased to 75,000,000 shares and the authorized preferred shares were increased to 20,000,000 shares.

During 2000, Callisto sold 2,252,441 shares of Series A convertible preferred stock at $1.70 per share and 1,232,858 shares of Series B convertible preferred stock at $1.75 per share. In addition the Board of Directors authorized the issuance of 750,000 shares of Series C convertible preferred stock at $0.10 per share to an executive officer of Callisto. The net proceeds from the sale of these 4,235,299 shares of convertible preferred stock totaled $6,061,650. The holders of the convertible preferred stock had equal voting rights with the common stockholders, had certain liquidation preferences and were convertible at any time into shares of common stock at a ratio of one share of common stock for each share of convertible preferred stock at the election of the holder. Callisto recorded compensation expenses of approximately $1,050,000 related to the shares sold to the executive officer. During the second quarter of 2003 all of the convertible preferred stockholders converted their shares of preferred stock to common stock in connection with the Merger.

During 2000, Callisto also sold 4,526,903 shares of common stock at a purchase price of $0.05 per share to certain officers and directors of the company for services performed in the year 1999. Based on the most recent private placement of common stock during the fourth quarter of 1999, the value of these shares was determined to be $0.70 per share and Callisto recorded $3,168,832 as stock based compensation expense for the twelve months ended December 31, 1999.

During 1998, as part of a settlement agreement between the founding partners of CSO Ventures, Inc. and Callisto, one of the founders of CSO sold 836,792 shares of common stock back to Callisto at a price of approximately $0.12 per share, for $97,000. Concurrently Callisto entered into a stock purchase agreement with a private investor to sell him 766,667 shares of common stock at a price of $92,000 or $0.12 per share. The fair value of the common stock issued was determined to be $0.75 per share based on the most recent sale price of common stock paid by investors in Callisto's private placements and Callisto recorded $483,000 of stock based compensation expense.

During the period from December 1996 to December 1999, Callisto completed the following private placements of its common stock:

                   Shares           Price per share          Gross proceeds
                   ------           ---------------          --------------

December 1996     1,366,667        $0.75                    $1,025,000
December 1997     1,442,667        $0.75                     1,081,999
October 1998      1,416,667        $0.75                     1,062,500
January 1999        146,667        $0.75                       110,000
December 1999       200,000        $0.75                       150,000
                  ---------                                 ----------
  Total           4,572,668                                 $3,429,499
                  =========                                 ==========


10. Restatement:

The balance sheets as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002 and 2001 and for the period from June 5, 1996 (inception) to December 31, 2002 have been restated to reflect the following:

The purchase of Webtronics for $400,000 in 2002 was recorded as an investment on the previously issued balance sheet as of December 31, 2002. This has been recorded as general and administrative expense in 2002.

Patent costs were previously capitalized and amortized over the life of the patent. Callisto does not currently have any commercial biopharmaceutical products, and does not expect to have such for several years, if at all. The amount incorrectly capitalized, net of accumulated amortization, as of December 31, 2002 was $461,961. On a restated basis, Callisto has recorded research and development expense of $19,733, $106,632 and $461,961, respectively, for the twelve months ended December 31, 2002 and 2001 and for the period from June 5, 1996 (inception) to December 31, 2002.

Stock-based compensation from June 5, 1996 (inception) to December 31, 2002 had not been recorded. A review of stock and option records back to inception, together with a re-assessment of the facts and circumstances at the time, indicated a need to record stock-based compensation expense. Stock-based compensation expense for the years ended December 31, 2002 and 2001 and for the period from June 5, 1996 (inception) to December 31, 2002 was $332, $22,155 and $4,784,556, respectively.

11. Subsequent event:

In April 2003, Callisto settled legal fees totaling approximately $352,000, accrued as of December 31, 2002, for approximately $100,000. The balance was reversed into general and administrative expense in the second quarter of 2003.

(b) Pro Forma Financial Information - None

(c) Exhibits

      Exhibit No.      Description

      2.1              Agreement and Plan of Merger dated March 10, 2003*
      2.2              Amendment to Agreement and Plan of Merger dated
                       April 4, 2003*
      4.1              Callisto Stock Option Plan*
      99.1             Descriptive Memorandum of Callisto Pharmaceuticals, Inc.*

      * Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated:   May 13, 2004


                         CALLISTO PHARMACEUTICALS, INC.



                         By: /s/ Gary S. Jacob
                             -----------------------
                             Gary S. Jacob
                             Chief Executive Officer